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Exhibit 99.1

FOR IMMEDIATE RELEASE

B&G Foods Holdings Corp.
Files Registration Statement for its Initial Public Offering
of Enhanced Income Securities (EISs)

        Parsippany, N.J., February 11, 2004—B&G Foods, Inc. ("B&G Foods"), a manufacturer and distributor of high-quality, shelf-stable branded food products, today announced that its parent company, B&G Foods Holdings Corp. ("B&G Foods Holdings"), filed a registration statement with the Securities and Exchange Commission for an initial public offering of Enhanced Income Securities ("EISs"), representing shares of B&G Foods Holdings' Class A common stock and subordinated notes. It is contemplated that concurrently with and subject to the consummation of the offering, B&G Foods will merge with and into B&G Foods Holdings.

        In connection with this offering, B&G Foods, the merged entity, expects (1) to repay all outstanding borrowings under, and terminate, its senior secured credit facility; (2) to redeem the $220.0 million aggregate principal amount of its outstanding 9 5/8% senior subordinated notes due 2007 at a redemption price of 103.208%, plus accrued and unpaid interest; and (3) to repurchase all of its outstanding preferred stock and a significant portion of its currently outstanding Class B common stock from existing stockholders. The redemption of B&G Foods' existing senior subordinated notes is subject to the completion of the offering.

        RBC Capital Markets, Credit Suisse First Boston, Merrill Lynch & Co., Lehman Brothers and Piper Jaffray will underwrite this offering.

        Preliminary prospectuses are not currently available. When available, interested persons may obtain copies of the preliminary prospectus from RBC Capital Markets, 60 South Sixth Street, 17th Floor, Minneapolis, MN 55402; Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010; Merrill Lynch & Co., 4 World Financial Center, New York, NY 10080; Lehman Brothers, c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717; and Piper Jaffray, 800 Nicollet Mall, J1012006, Minneapolis, MN 55402.

        B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable food products across the U.S., Canada and Puerto Rico. The company's products include Mexican-style sauces, pickles and peppers, hot sauces, wine vinegar, maple syrup, molasses, fruit spreads, pasta sauces, beans, spices, salad dressings, marinades, taco kits, salsas and taco shells. B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandise channels of trade. Based in Parsippany, N.J, the company's products are marketed under many recognized brands, including Ac'cent, B&G, B&M, Brer Rabbit, Emeril's, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac'cent Sa-Son, Trappey's, Underwood, Up Country Organics, Vermont Maid and Wright's.

        A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

        Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Contact:	Robert Cantwell B&G Foods, Inc. 973-401-6500

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  Exhibit 99.1